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                                                                   EX-99.B8C
                                                           Exhibit 24(b)8(c)

                                   As of 1998



VIA UPS OVERNIGHT
-----------------

The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division

Re: Global Custody Agreement, Effective May 1, 1996 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A attached thereto ("Agreement")
         -----------------------------------------------------

Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Group Tax-Free Fund, Inc. for the benefit of Tax-Free USA Fund Series, Tax-Free Insured Fund Series and the Tax-Free USA Intermediate Fund Series (the "Series") hereby appoints The Chase Manhattan Bank to provide custodial services for this Series under and in accordance with the terms of the Agreement and accordingly, requests that the Series be added to Schedule A to the Agreement effective 1998. Kindly acknowledge your agreement to provide such services and to add this Series to Schedule A by signing in the space provided below.

                                       DELAWARE GROUP TAX-FREE FUND, INC.
                                                on behalf of Tax-Free USA
                                                Fund Series, Tax-Free Insured
                                                Fund Series and Tax-Free USA
                                                Intermediate Fund Series


                                       By:________________________________
                                                David K. Downes
                                       Its:     Executive Vice President
                                                Chief Operating Officer
                                                Chief Financial Officer
AGREED:

THE CHASE MANHATTAN BANK

By:_____________________


Its:____________________